Exhibit 99-a

                        Report of Independent Accountants

To the Board of Directors and Shareowner of Pacific Telesis Group:

We have audited the consolidated statement of income, shareowner's equity and cash flows of Pacific Telesis Group (a wholly-owned subsidiary of SBC Communications Inc. effective April 1, 1997) and subsidiaries (the "Company") for the year ended December 31, 1996, and the related financial statement schedule as of and for the year ended December 31, 1996, as included in the Company's annual report on Form 10-K for the year ended December 31, 1996. These consolidated financial statements and the financial statement schedule are the responsibility of management. Our responsibility is to express an opinion on the consolidated financial statements and the financial statement schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations of Pacific Telesis Group and Subsidiaries and of their cash flows for the year ended December 31, 1996 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, schedule presents fairly, in all material respects, the information required to be included therein as of and for the year ended December 31, 1996.

As discussed in Note A to the consolidated financial statements, Pacific Bell, a subsidiary of Pacific Telesis Group, changed its method of recognizing directory publishing revenues and related expenses effective January 1, 1996.

                                             PricewaterhouseCoopers LLP

San Francisco, California
February 27, 1997